EMPLOYEE MATTERS AGREEMENT
THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”) is effective as of [●], 201[●] between The Manitowoc Company, Inc., a Wisconsin corporation (“Manitowoc ParentCo”), and Manitowoc Foodservice, Inc., a Delaware corporation (“Manitowoc Foodservice”).
WHEREAS, Manitowoc ParentCo and Manitowoc Foodservice are party to that certain Master Separation and Distribution Agreement, dated as of [●], 201[●] (the “Separation Agreement”), pursuant to which the parties agreed to separate the business of Manitowoc Foodservice and its subsidiaries from Manitowoc ParentCo; and
WHEREAS, certain individuals who work in or are assigned to the business of Manitowoc Foodservice and its subsidiaries and are directly employed by Manitowoc ParentCo or its affiliates will receive offers of employment from, or will otherwise become employees of, Manitowoc Foodservice or its subsidiaries pursuant to this Agreement or by operation of applicable local laws; and
WHEREAS, the parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, those former employees of Manitowoc ParentCo and its affiliates who become employees of Manitowoc Foodservice or its subsidiaries as described above, pursuant to the terms of this Agreement or by operation of applicable local laws.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
ARTICLE 1
DEFINITIONS
For purposes of this Agreement, the definitions set forth below apply. Capitalized terms used in this Agreement and not defined below have the meanings set forth elsewhere in this Agreement.
“Affiliate” of any specified person means any other person directly or indirectly “controlling,” “controlled by,” or “under common control with” (within the meaning of the Securities Act of 1933, as amended), such specified person; provided that for purposes of this Agreement, unless this Agreement expressly provides otherwise, the determination of whether a person is an Affiliate of another person will be made assuming that no member of the Manitowoc ParentCo Group is an Affiliate of any member of the Manitowoc Foodservice Group.
“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually commences employment with the Manitowoc Foodservice Group or the Manitowoc ParentCo Group (as applicable).

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
“Contractor” means a person, other than an employee, who works in or is assigned to the businesses of Manitowoc ParentCo, Manitowoc Foodservice or any of their Affiliates.
“Controlled Group Member” means, as to Manitowoc ParentCo or Manitowoc Foodservice, any other entity which either is part of a controlled group of corporations which includes that party or is a trade or business under common control with that party, as defined in Sections 414(b), (c), and (m) of the Code.
“Cranes Equity Compensation Award” means each Cranes Stock Option, Cranes Restricted Share and Cranes Time-Based RSU.
“Cranes Stock Option” means an option to acquire Manitowoc ParentCo Common Stock relating to a Manitowoc ParentCo Stock Option described in Section 9.1(a)(i).
“Cranes Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is the average of the high and low sale price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the trading day immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto and (b) the denominator of which is the average of the high and low sale price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.
“Cranes Restricted Share” means a restricted share of Manitowoc ParentCo Common Stock relating to Manitowoc ParentCo Restricted Shares described in Section 9.1(a)(ii)(1).
“Cranes Time-Based RSU” means a restricted stock unit award with respect to Manitowoc ParentCo Common Stock relating to Manitowoc ParentCo Time-Based RSUs described in Section 9.1(a)(ii)(2) that vests based solely on the passage of time.
“Delayed Transfer Countries” means [●].
“Delayed Transfer Employee” has the meaning given in Section 7.3.
“Distribution” means the distribution of all of the outstanding shares of Manitowoc Foodservice Common Stock to holders of shares of Manitowoc ParentCo Common Stock.
“Distribution Date” means the date on which the Distribution occurs.

“Effective Date” means [●], 201[●].
“Eligible Inactive Employees” means those U.S. Employees and Non-U.S. Employees who are on an approved leave of absence at the time of the Manitowoc Foodservice Employment Date and who the parties agree will not transfer their employment on the Manitowoc Foodservice Employment Date unless legally required. Eligible Inactive Employees will be separately identified as such on Schedules 1(a) and 1(b). Notwithstanding the foregoing, if any such U.S. Employee or Non-U.S. Employee would fall within this definition of “Eligible Inactive Employee” but has otherwise been expressly designated prior to the Manitowoc Foodservice Employment Date to immediately participate in the corollary Manitowoc Foodservice Employee Benefit Plan which governs such leave of absence immediately as of such Manitowoc Foodservice Employment Date (instead of the Manitowoc ParentCo Employee Benefit Plan which would normally govern such leave of absence), then such U.S. Employee or Non-U.S. Employee will not be considered an “Eligible Inactive Employee” but instead will qualify as a Transferred Employee and otherwise not be identified on Schedule 1(a) or Schedule 1(b).
“Employee Benefit Plan” means:
(a)    any plan, fund, or program which provides health, medical, drug, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services;
(b)    any plan, fund, or program which provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond;
(c)    any plan, fund or program which provides severance, unemployment, vacation or fringe benefits (including dependent and health care spending accounts);
(d)    any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan; or
(e)    any other “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (or plans having similar effect under non-U.S. law), any other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) (or plans having similar effect under non-U.S. law), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. Any reference to a specific provision of ERISA includes any successor provision and the regulations promulgated under such provision.

“Former Foodservice Business Employee” means any individual (i) who on or before the close of business on December 31, 2015 retired or otherwise separated from service from Manitowoc ParentCo and its Affiliates, and (ii) whose last day worked with Manitowoc ParentCo and its Affiliates prior to the close of business on December 31, 2015 was with the Transferred Businesses.
“Former Manitowoc ParentCo Business Employee” means any individual (i) who on or before the close of business on December 31, 2015 retired or otherwise separated from service from Manitowoc ParentCo and its Affiliates, and (ii) whose last day worked with Manitowoc ParentCo and its Affiliates prior to the close of business on December 31, 2015 was with the Manitowoc ParentCo Business.
“Manitowoc Foodservice Common Stock” means the common stock, par value $0.01 per share, of Manitowoc Foodservice.
“Manitowoc Foodservice Employment Date” means (i) with respect to any country and any Transferred Employee, the date that Manitowoc Foodservice or one of its Affiliates will become the employer of the Transferred Employees in that country pursuant to Articles 2 or 3 below, as applicable, or (ii) with respect to any Other U.S. Manitowoc Foodservice Employee or Other Non-U.S. Manitowoc Foodservice Employee, the date that Manitowoc Foodservice or one of its Affiliates becomes the employer of the Other U.S. Manitowoc Foodservice Employee or Other Non-U.S. Manitowoc Foodservice Employee. Manitowoc ParentCo and Manitowoc Foodservice expect that the Manitowoc Foodservice Employment Date will be December 20, 2015 for U.S. Transferred Employees and January 1, 2016 for Non-U.S. Transferred Employees.
“Manitowoc Foodservice Equity Compensation Award” means each Manitowoc Foodservice Stock Option, Manitowoc Foodservice Restricted Share, Manitowoc Foodservice Time-Based RSU or any other outstanding equity-based award relating to Manitowoc Foodservice Common Stock granted under a Manitowoc Foodservice LTIP.
“Manitowoc Foodservice Group” means Manitowoc Foodservice and each subsidiary of Manitowoc Foodservice as of the Effective Date and each other person that becomes an Affiliate of Manitowoc Foodservice after the Effective Date.
“Manitowoc Foodservice Group Employees” means all U.S. Transferred Employees, Non-U.S. Transferred Employees, Other U.S. Manitowoc Foodservice Employees and Other Non-U.S. Manitowoc Foodservice Employees.
“Manitowoc Foodservice LTIP” means the Manitowoc Foodservice 2016 Omnibus Incentive Plan and any stock-based or other incentive plan identified by Manitowoc Foodservice before the Distribution Date.
“Manitowoc Foodservice Non-U.S. Plans” means Manitowoc Foodservice’s or one of its Affiliates’ Employee Benefit Plans under which any of the Non-U.S. Transferred Employees will be eligible to participate as of the Manitowoc Foodservice Employment Date or a later date.

“Manitowoc Foodservice Stock Option” means an option to acquire shares of Manitowoc Foodservice Common Stock granted by Manitowoc Foodservice as of the Distribution under a Manitowoc Foodservice LTIP pursuant to Section 9.1(a)(i)(2).
“Manitowoc Foodservice Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is [the average of the high and low sale price of a share of Manitowoc Foodservice Common Stock solely on the New York Stock Exchange on the trading day immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto] and (b) the denominator of which is [the average of the high and low sale price of a share of Manitowoc ParentCo Common Stock solely on the New York Stock Exchange on the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto].
“Manitowoc Foodservice Restricted Share” means a restricted share of Manitowoc Foodservice Common Stock granted by Manitowoc Foodservice as of the Distribution under a Manitowoc Foodservice LTIP pursuant to Section 9.1(a)(ii)(1).
“Manitowoc Foodservice Shared Employee Contract” means any agreements entered into by (i) Manitowoc ParentCo with current or former employees of Manitowoc ParentCo or subsidiaries of Manitowoc ParentCo or (ii) Manitowoc Foodservice with any Transferred Employee as a replacement or conversion of the agreements described in clause (i) of this definition, in each case, that relate to the protection of trade secrets, intellectual property, confidential information, customer relationships and goodwill of the Manitowoc ParentCo Business and any such agreements that limit or restrict the activities of employees during or following termination of employment, including, without limitation, non-competition agreements, confidentiality agreements and agreements relating to patents.
“Manitowoc Foodservice Time-Based RSU” means a restricted stock unit award with respect to Manitowoc Foodservice Common Stock granted by Manitowoc Foodservice as described in Section 9.1(a)(ii)(2) that vests based solely on the passage of time.
“Manitowoc Foodservice U.S. Benefit Plans” means Manitowoc Foodservice’s or one of its Affiliates’ Employee Benefit Plans under which any of the U.S. Transferred Employees will be eligible to participate as of January 1, 2016, or as of the Distribution Date, as specified herein.
“Manitowoc ParentCo Business” means the businesses or operations of the Manitowoc ParentCo Group other than the Transferred Businesses.
“Manitowoc ParentCo Common Stock” means the common stock, par value $0.01 per share, of Manitowoc ParentCo.
“Manitowoc ParentCo Equity Compensation Award” means each Manitowoc ParentCo Stock Option, Manitowoc ParentCo Performance Share, Manitowoc ParentCo Restricted Share, Manitowoc ParentCo Time-Based RSU or any other outstanding equity-based award relating to Manitowoc ParentCo Common Stock granted under a Manitowoc ParentCo LTIP.

“Manitowoc ParentCo Group” means Manitowoc ParentCo and each person that is or becomes an Affiliate of Manitowoc ParentCo (other than any member of the Manitowoc Foodservice Group).
“Manitowoc ParentCo Group Employees” means all U.S. Employees and Non-U.S. Employees.
“Manitowoc ParentCo LTIP” means each of the Manitowoc ParentCo 2013 Omnibus Incentive Plan, the Manitowoc ParentCo 2003 Incentive Stock and Awards Plan and the Manitowoc ParentCo 2004 Non-Employee Director Stock and Awards Plan, as amended from time to time.
“Manitowoc ParentCo Non-U.S. Plans” means Manitowoc ParentCo’s and its Affiliates’ Employee Benefit Plans (i) in which any of the Non-U.S. Transferred Employees have been eligible to participate immediately prior to the Manitowoc Foodservice Employment Date or (ii) with respect to which any of the Non-U.S. Transferred Employees constituted an employee group covered thereunder immediately prior to the Manitowoc Foodservice Employment Date even if not yet participating thereunder until completion of all applicable eligibility requirements.
“Manitowoc ParentCo Stock Option” means an option to acquire Manitowoc ParentCo Common Stock granted by Manitowoc ParentCo under a Manitowoc ParentCo LTIP before the Distribution Date.
“Manitowoc ParentCo Performance Share” means a performance share award granted by Manitowoc ParentCo under a Manitowoc ParentCo LTIP before the Distribution Date.
“Manitowoc ParentCo Restricted Share” means a restricted share of Manitowoc ParentCo Common Stock granted by Manitowoc ParentCo under a Manitowoc ParentCo LTIP before the Distribution Date.
“Manitowoc ParentCo Shared Employee Contract” means any agreements entered into by Manitowoc ParentCo or one of its Affiliates with current or former employees and not included in the Transferred Assets that relate to the protection of trade secrets, intellectual property, confidential information, customer relationships and goodwill of the Transferred Businesses and any such agreements that limit or restrict the activities of employees during or following termination of employment.
“Manitowoc ParentCo Time-Based RSU” means a time-based restricted stock unit award granted by Manitowoc ParentCo under a Manitowoc ParentCo LTIP before the Distribution Date, and includes Manitowoc ParentCo Performance Share awards that are converted into Manitowoc ParentCo Time-Based RSUs pursuant to Section 9.1(a)(ii)(4).
“Manitowoc ParentCo U.S. Plans” means Manitowoc ParentCo’s and its Affiliates’ Employee Benefit Plans (i) in which any of the U.S. Transferred Employees have been eligible to participate immediately prior to the Manitowoc Foodservice Employment Date or (ii) with respect to which any of the U.S. Transferred Employees constituted an employee group covered thereunder immediately prior to the Manitowoc Foodservice Employment Date even if not yet participating thereunder until completion of all applicable eligibility requirements.
“Non-U.S. Employee” means each employee of Manitowoc ParentCo or of any Affiliate of Manitowoc ParentCo on a non-U.S. payroll immediately prior to the Manitowoc Foodservice Employment Date who works in or is assigned to the Transferred Businesses and is listed on Schedule 1(a), as such Schedule 1(a) will be amended between the Manitowoc Foodservice Employment Date and the Distribution Date to reflect changes which the parties agree have occurred in the ordinary course of business. Schedule 1(a) will be completed by Manitowoc ParentCo in cooperation with Manitowoc Foodservice; an initial version will be agreed between Manitowoc ParentCo and Manitowoc Foodservice within a reasonable period of time prior to the Manitowoc Foodservice Employment Date, and an updated version thereof will be agreed between Manitowoc ParentCo and Manitowoc Foodservice within a reasonable period of time after the Distribution Date.
“Non-U.S. Transferred Employee” means each Non-U.S. Employee who accepts an offer of employment from, or otherwise by the operation of applicable local law becomes an employee of, Manitowoc Foodservice or one of its Affiliates, as contemplated by Article 8. Each such person will be separately identified as such on each version of Schedule 1(a) following the applicable Manitowoc Foodservice Employment Date.
“Option Exercise Price” means the pre-adjustment exercise price of the applicable Manitowoc ParentCo Stock Option.
“Other Non-U.S. Manitowoc Foodservice Employee” means each employee of Manitowoc Foodservice or one of its Affiliates on a non-U.S. payroll as of the Distribution Date other than a Non-U.S. Transferred Employee.
“Other U.S. Manitowoc Foodservice Employee” means each employee of Manitowoc Foodservice or one of its Affiliates on a U.S. payroll as of the Distribution Date other than a U.S. Transferred Employee.
“Plan Payee” means, as to an individual who participates in an Employee Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Employee Benefit Plan.
“Plan Split Date” means January 1, 2016.
“Post-Distribution Trading Date” means the date on which Manitowoc Foodservice Common Stock begins to trade “regular way” on the New York Stock Exchange.
“Record Date” means the close of business on the date to be determined by Manitowoc ParentCo’s board of directors as the record date for determining the shareholders of Manitowoc ParentCo entitled to receive shares of Manitowoc Foodservice Common Stock pursuant to the Distribution.

“Transferred Assets” means the assets of the Manitowoc Foodservice Group.
“Transferred Businesses” means the businesses of the Manitowoc Foodservice Group.
“Transferred Contractor” means each Contractor who works in or is assigned to the Transferred Businesses as of the Manitowoc Foodservice Employment Date in each country where the Contractor is engaged.
“Transition Services Agreement” means that Transition Services Agreement, dated as of [●], 201[●], between Manitowoc ParentCo and Manitowoc Foodservice.
“Transferred Employee” means any U.S. Transferred Employee and any Non-U.S. Transferred Employee.
“U.S. Employee” means each employee of Manitowoc ParentCo or any Affiliate of Manitowoc ParentCo on a U.S. payroll immediately prior to the Manitowoc Foodservice Employment Date who works in or is assigned to the Transferred Businesses and is listed on Schedule 1(b), as such Schedule 1(b) will be amended between the Manitowoc Foodservice Employment Date and the Distribution Date to reflect changes which the parties agree have occurred in the ordinary course of business. Schedule 1(b) will be completed by Manitowoc ParentCo in cooperation with Manitowoc Foodservice; an initial version will be agreed between Manitowoc ParentCo and Manitowoc Foodservice within a reasonable period of time prior to the Manitowoc Foodservice Employment Date; and an updated version thereof will be agreed between Manitowoc ParentCo and Manitowoc Foodservice within a reasonable period of time after the Distribution Date.
“U.S. Transferred Employee” means each U.S. Employee transferred to employment with Manitowoc Foodservice or one of its Affiliates as provided in Article 2. Each such person will be separately identified as such on each version of Schedule 1(b) following the applicable Manitowoc Foodservice Employment Date.
ARTICLE 2
U.S. TRANSFERRED EMPLOYEE MATTERS
2.1    U.S. Transferred Employees.
(a)    Effective as of the Manitowoc Foodservice Employment Date, Manitowoc Foodservice or one of its Affiliates will become the employer of each U.S. Employee who is transferred on the Manitowoc Foodservice Employment Date and elects to continue in his or her employment thereafter.
(b)    If any Eligible Inactive Employee on the U.S. payroll becomes eligible to return to active work status after the Manitowoc Foodservice Employment Date and at a time when he or she would be entitled to reemployment under either applicable law or Manitowoc ParentCo’s policies and procedures in existence immediately prior to the Manitowoc Foodservice Employment Date, Manitowoc Foodservice or one of its Affiliates

will extend an offer of employment to such person within five (5) Business Days after Manitowoc Foodservice’s first being notified in writing by the Eligible Inactive Employee, or Manitowoc ParentCo on his/her behalf, of such person’s becoming eligible to work, and any such person who accepts such an offer will be treated as a U.S. Transferred Employee as of his or her date of hire with Manitowoc Foodservice or one of its Affiliates (which date of hire will be specified in the written offer from Manitowoc Foodservice or one of its Affiliates to the Eligible Inactive Employee and will be substituted for the “Manitowoc Foodservice Employment Date” as to that U.S. Transferred Employee for all purposes of this Agreement). Manitowoc Foodservice agrees that its (or its Affiliate’s) offer of employment will meet whatever requirements may exist for reinstating the Eligible Inactive Employee under applicable law or Manitowoc ParentCo’s policies and procedures in existence immediately prior to the Manitowoc Foodservice Employment Date.
(c)    If any U.S. Transferred Employee is hired by any Affiliate of Manitowoc Foodservice, then that Affiliate will be bound by (and Manitowoc Foodservice will cause that Affiliate to honor) all of the provisions of this Agreement that would have applied to Manitowoc Foodservice with respect to that U.S. Transferred Employee, for such period as Manitowoc Foodservice would have been bound by such provisions.
(d)    Manitowoc ParentCo and Manitowoc Foodservice acknowledge and agree that the Distribution and the transfer or employment of Employees as contemplated by this Section 2.1 shall not be deemed a severance of employment of any U.S. Transferred Employee for purposes of this Agreement or any Employee Benefit Plan of any member of the Manitowoc ParentCo Group or any member of the Manitowoc Foodservice Group.
2.2    Compensation. At the time of the Manitowoc Foodservice Employment Date, Manitowoc Foodservice will compensate each U.S. Transferred Employee (other than U.S. Transferred Employees whose scope of duties is changed in connection with their transfer):
(a)    at a base wage or base salary rate and any applicable variable pay rate (e.g., shift differential pay) which will not be less than that provided to the U.S. Transferred Employee by Manitowoc ParentCo immediately prior to the Manitowoc Foodservice Employment Date; and
(b)    with target incentive pay or other additional compensation opportunities substantially comparable in the aggregate to the target incentive pay or other compensation opportunities for which the U.S. Transferred Employee was eligible immediately prior to the Manitowoc Foodservice Employment Date.
Nothing herein shall preclude Manitowoc Foodservice from changing any employee’s base wage or base salary rate or any applicable variable pay rate, or from amending or terminating any other employee benefit or other compensation arrangements, after the Manitowoc Foodservice Employment Date.
2.3    Severance. Effective on the Distribution Date, Manitowoc Foodservice will create a severance program (the “Manitowoc Foodservice Severance Plan”) which provides severance allowances and benefits which are no less favorable than the severance allowance and benefits that would have been provided with respect to any U.S. Transferred Employee who would have been severed under The Manitowoc Company, Inc. Severance Pay Plan as in effect on the date hereof. The Manitowoc Foodservice Severance Plan will credit all U.S. Transferred Employees with their service with Manitowoc ParentCo and its Affiliates prior to the Manitowoc Foodservice Employment Date in accordance with Section 2.5.
2.4    Paid Time Off. During the period from the Manitowoc Foodservice Employment Date through 11:59 p.m. on the day preceding the Distribution Date, Manitowoc Foodservice will adopt and adhere to a paid time off policy no less favorable than the policy of Manitowoc ParentCo as in effect immediately prior to the Manitowoc Foodservice Employment Date for the benefit of all U.S. Transferred Employees and Other U.S. Manitowoc Foodservice Employees, and will be responsible for paying or providing all accrued leave thereunder with respect to such U.S. Transferred Employees and Other U.S. Manitowoc Foodservice Employees. On and after the Distribution Date, U.S. Transferred Employees’ and Other U.S. Manitowoc Foodservice Employees’ entitlement to paid time off or vacation time will be accrued and used only in accordance with Manitowoc Foodservice’s own paid time off or vacation policy.
2.5    Service Credit. Manitowoc Foodservice will provide each U.S. Transferred Employee or Other U.S. Manitowoc Foodservice Employee with full credit for all purposes under the Manitowoc Foodservice U.S. Benefit Plans (including, without limitation, any Manitowoc Foodservice paid time off and severance plans or policies), for pre-Distribution Date (i) service with Manitowoc ParentCo and its Affiliates and Controlled Group Members (including Manitowoc Foodservice), and (ii) service credited under the comparable Manitowoc ParentCo U.S. Plans for employment other than with Manitowoc ParentCo and its Affiliates and Controlled Group Members; provided that in no event will Manitowoc Foodservice be required to provide any service credit to any U.S. Transferred Employee or Other U.S. Manitowoc Foodservice Employee to the extent Manitowoc Foodservice determines in its discretion that the provision of such credit would result in any duplication of benefits or unusual or unintended increase in benefits.
ARTICLE 3
TAX-QUALIFIED DEFINED BENEFIT PLANS
3.1    Manitowoc Foodservice Spinoff DB Plans.
(a)    Effective as of the Plan Split Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group will establish and adopt certain defined benefit plans that are intended to qualify under Code Section 401(a), along with a related master trust or trusts that is exempt under Code Section 501(a) (such plans and trusts, the “Manitowoc Foodservice Spinoff DB Plans”). On the Plan Split Date, each Manitowoc Foodservice Spinoff DB Plan will have terms and features (including benefit accrual provisions) that are substantially similar to one of the Employee Benefit Plans listed on Schedule 3.1(a) (such Employee Benefit Plans, the “Split DB Plans”), such that (for the avoidance of doubt) each Split DB Plan is substantially replicated by a corresponding Manitowoc Foodservice Spinoff DB Plan. Each Manitowoc Foodservice Spinoff DB Plan shall assume liability for all benefits accrued or earned (whether or not vested) by Manitowoc

Foodservice Group Employees and Former Foodservice Business Employees and their respective Plan Payees under the corresponding Split DB Plan as of the Plan Split Date. As of or prior to the Plan Split Date, Manitowoc Foodservice or a member of the Manitowoc Foodservice Group is solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the Manitowoc Foodservice Spinoff DB Plans to the Internal Revenue Service for a determination of their tax-qualified status) to establish, maintain and administer the Manitowoc Foodservice Spinoff DB Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. The portion of liabilities relating to Manitowoc ParentCo Group Employees and Former Manitowoc ParentCo Business Employees and their respective Plan Payees will cease to be liabilities of the applicable Split DB Plan, and will be assumed by the corresponding Manitowoc Foodservice Spinoff DB Plan in accordance with this Section and Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.
(b)    Manitowoc ParentCo has caused or will cause its actuary to determine the estimated value, as of the Plan Split Date, of the assets required to be held on behalf of each Manitowoc Foodservice Spinoff DB Plan in accordance with the assumptions and methodologies set forth in Treasury Regulation Section 1.414(l)-1 and ERISA Section 4044 (the “Estimated Retirement Plan Transfer Amount” for each such plan). Within thirty (30) days after the Plan Split Date, Manitowoc ParentCo shall cause the trust for each Split DB Plan to transfer to the trust of each Manitowoc Foodservice Spinoff DB Plan an amount in cash or in-kind equal to 95% of the Estimated Retirement Plan Transfer Amount for such plan.
(c)    Within three (3) months after the Plan Split Date, Manitowoc ParentCo will cause its actuary to provide Manitowoc Foodservice with a revised calculation of the value, as of the Plan Split Date, of the assets to be transferred to each Manitowoc Foodservice Spinoff DB Plan determined in accordance with the assumptions and methodologies set forth in Treasury Regulation Section 1.414(l)-1 and ERISA Section 4044 and reflecting any demographic updates (the “Final Retirement Plan Transfer Amount” for each such Manitowoc Foodservice Spinoff DB Plan). Within one hundred twenty (120) days after the Plan Split Date, Manitowoc ParentCo will cause each Split DB Plan to transfer to the corresponding Manitowoc Foodservice Spinoff DB Plan an amount in cash or in kind equal to (i) the Final Retirement Plan Transfer Amount, minus (ii) any amounts previously transferred from such Split DB Plan (A) directly to the corresponding Manitowoc Foodservice Spinoff DB Plan or (B) to a third party on behalf of the corresponding Manitowoc Foodservice Spinoff DB Plan (such amount, the “True-Up Amount”). If the True-Up Amount is a negative number with respect to any Manitowoc Foodservice Spinoff DB Plan, Manitowoc Foodservice will cause each such Manitowoc Foodservice Spinoff DB Plan to transfer back to the corresponding Split DB Plan an amount, in cash or in kind, by which the amounts described in clause (ii) in the preceding sentence exceed the Final Retirement Plan Transfer Amount. The parties hereto acknowledge that the Split DB Plans’ transfer of the True-Up Amount (if any) to the corresponding Manitowoc Foodservice Spinoff DB Plans will be in full settlement and satisfaction of the obligations of Manitowoc

ParentCo and the Split DB Plans to transfer assets to the Manitowoc Foodservice Spinoff DB Plans pursuant to this Section. Any amounts transferred between a Split DB Plan and a Manitowoc Foodservice Spinoff DB Plan pursuant to Section 3.1(b) or 3.1(c), or otherwise to effectuate this Article 3, will be adjusted for earnings in a manner to be determined by mutual agreement of Manitowoc ParentCo and Manitowoc Foodservice.
(d)    From and after the Plan Split Date, Manitowoc Foodservice and the members of the Manitowoc Foodservice Group shall be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Manitowoc Foodservice Spinoff DB Plans, whether accrued before, on or after the Plan Split Date. For the avoidance of doubt, the Manitowoc Foodservice Spinoff DB Plans will have the sole and exclusive obligation to the extent required by law and the terms of the applicable Manitowoc Foodservice Spinoff DB Plan to restore the unvested accrued benefits attributable to any Former Manitowoc ParentCo Business Employee who becomes employed by a member of the Manitowoc Foodservice Group and whose employment with Manitowoc ParentCo or any of its Affiliates terminated on or before the Plan Split Date at a time when such individual’s benefits under the Split DB Plan were not fully vested. Furthermore, the Manitowoc Foodservice Spinoff DB Plans will have the sole obligation to restore accrued benefits attributable to any lost participants who were formerly employed in the Transferred Business to the extent required by applicable law.
3.2    Continuation of Elections. As of the Plan Split Date, Manitowoc Foodservice (acting directly or through a member of the Manitowoc Foodservice Group) will cause the Manitowoc Foodservice Spinoff DB Plans to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their respective Plan Payees under the corresponding Split DB Plan.
3.3    Delayed Transfer Employees. Notwithstanding any provision of this Agreement to the contrary, for purposes of this Article 3, neither the term “Manitowoc ParentCo Group Employees” nor the term “Manitowoc Foodservice Group Employees” will include Delayed Transfer Employees. Manitowoc ParentCo and Manitowoc Foodservice will cooperate in good faith to address any loss a Delayed Transfer Employee experiences under a Split DB Plan or Manitowoc Foodservice Spinoff DB Plan by reason of such employee’s transfer described in Section 7.3.
ARTICLE 4
U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS
4.1    Manitowoc Foodservice Spinoff DC Plans.
(a)    Effective as of the Plan Split Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group will adopt and establish certain defined contribution plans that are intended to qualify under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plans and trusts, the “Manitowoc Foodservice Spinoff DC Plans”). Each Manitowoc Foodservice Spinoff DC Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Employee Benefit Plans listed on Schedule 4.1(a) (such Employee Benefit Plans, the “Split DC Plans”) such that (for the avoidance of doubt) each Split DC Plan is substantially replicated by a corresponding Manitowoc Foodservice Spinoff DC Plan. Manitowoc Foodservice or a member of the Manitowoc Foodservice Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the Manitowoc Foodservice Spinoff DC Plans to the Internal Revenue Service for a determination of their tax-qualified status) to establish, maintain and administer the Manitowoc Foodservice Spinoff DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. Each Manitowoc Foodservice Spinoff DC Plan will assume liability for all benefits accrued or earned (whether or not vested) by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees under the corresponding Split DC Plan as of the Plan Split Date or Applicable Transfer Date to the extent the Applicable Transfer Date occurs on or before the first anniversary of the Distribution Date.
(b)    On or as soon as reasonably practicable following the Plan Split Date or Applicable Transfer Date (but not later than thirty (30) days thereafter), Manitowoc ParentCo or another member of the Manitowoc ParentCo Group will cause each Split DC Plan to transfer to the applicable Manitowoc Foodservice Spinoff DC Plan, and Manitowoc Foodservice or another member of the Manitowoc Foodservice Group will cause such Manitowoc Foodservice Spinoff DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split DC Plan attributable to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their respective Plan Payees. The transfer of assets will be in cash or in kind (as determined by the transferor) and include outstanding loan balances and amounts forfeited by Former Foodservice Business Employees that have not yet been reallocated or applied to the payment of contributions or expenses and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.
(c)    On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than thirty (30) days thereafter), Manitowoc Foodservice or a member of the Manitowoc Foodservice Group will cause the accounts, related liabilities, and related assets in the corresponding Manitowoc Foodservice Spinoff DC Plan(s) attributable to any Delayed Transfer Employees from the Manitowoc Foodservice Group and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the applicable Split DC Plan(s). Manitowoc ParentCo or another member of the Manitowoc ParentCo Group will cause the applicable Split DC Plan(s) to accept such transfer of accounts, liabilities and assets.
(d)    From and after the Distribution Date, except as specifically provided in paragraph (c) above, Manitowoc Foodservice and the Manitowoc Foodservice Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the Manitowoc Foodservice Spinoff DC Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the Manitowoc Foodservice

Spinoff DC Plans will, to the extent required by Law and the terms of the applicable Manitowoc Foodservice Spinoff DC Plans, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the Manitowoc Foodservice Group and whose employment with Manitowoc ParentCo or any of its Affiliates, or a member of the Manitowoc ParentCo Group, terminated on or before the Distribution at a time when such individual’s benefits under the Split DC Plans were not fully vested. Furthermore, the Manitowoc Foodservice Spinoff DC Plans will have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the Transferred Business to the extent required by applicable law.
4.2    Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, Manitowoc Foodservice (acting directly or through a member of the Manitowoc Foodservice Group) will cause the Manitowoc Foodservice Spinoff DC Plans to recognize and maintain all elections, including payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their respective Plan Payees under the corresponding Split DC Plan.
4.3    Assumed DC Plans.
(a)    Effective no later than the Distribution Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group will assume and be solely responsible for the defined contribution plans listed on Schedule 4.3 (the “Assumed DC Plans”), if any, and the Manitowoc ParentCo Group will have no liabilities with respect thereto. From and after the Distribution Date, Manitowoc Foodservice or a member of the Manitowoc Foodservice Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Assumed DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. From and after the Distribution Date, Manitowoc Foodservice and the Manitowoc Foodservice Group will assume and be solely and exclusively responsible for all assets, obligations, and liabilities associated with, or in any way related to, the Assumed DC Plans, whether accrued before, on or after the Distribution Date.
(b)    As of the Distribution Date, Manitowoc Foodservice (acting directly or through a member of the Manitowoc Foodservice Group) will cause the Assumed DC Plans to recognize and maintain all elections, including payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders that were in effect with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their respective Plan Payees under the Assumed DC Plans immediately prior to the Distribution Date.
4.4    Contributions Due. All amounts payable to the Split DC Plans and Assumed DC Plans with respect to employee deferrals, matching contributions and employer contributions for Manitowoc Foodservice Group Employees relating to a time period ending on or prior to the

Distribution Date, determined in accordance with the terms and provisions of the Split DC Plans, the Assumed DC Plans, ERISA and the Code, will be paid by Manitowoc ParentCo or another member of the Manitowoc ParentCo Group to the appropriate Split DC Plan or Assumed DC Plan prior to the date of any asset transfer described in Section 4.1(b) or Section 4.3(a).
ARTICLE 5
WELFARE PLANS
5.1    Manitowoc Foodservice Spinoff Welfare Plans.
(a)    Effective as of the Plan Split Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group will establish the Manitowoc Foodservice Corporation Welfare Benefit Plan for Retirees and the Manitowoc Foodservice Corporation Bargaining Unit Welfare Benefit Plan for Retirees (together, the “Manitowoc Foodservice Spinoff Retiree Welfare Plans”). Each Manitowoc Foodservice Spinoff Retiree Welfare Plan will have terms and features (including benefit coverage options, employer contribution provisions and retiree medical coverage) that are substantially similar to one of the Manitowoc ParentCo Employee Benefit Plans listed on Schedule 5.1(a) (such Manitowoc ParentCo Benefit Plans, the “Split Retiree Welfare Plans”) such that (for the avoidance of doubt) each Split Retiree Welfare Plan is substantially replicated by a Manitowoc Foodservice Spinoff Retiree Welfare Plan, except as otherwise provided on Schedule 5.1(a). As of the Plan Split Date, each Manitowoc Foodservice Spinoff Retiree Welfare Plan shall cover those Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their Plan Payees who immediately prior to the Plan Split Date were participating in, or entitled to present or future benefits under, the corresponding Split Retiree Welfare Plan. The Manitowoc Foodservice Group and the Manitowoc Foodservice Spinoff Retiree Welfare Plans are solely responsible for all claims incurred by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their Plan Payees under the Manitowoc Foodservice Spinoff Retiree Welfare Plans and Split Retiree Welfare Plans (“Manitowoc Foodservice Retiree Welfare Claims”) before, on and after the Plan Split Date, but only to the extent such claims are not payable under an insurance policy held by the Manitowoc ParentCo Group. To the extent any Manitowoc Foodservice Retiree Welfare Claims are payable under an insurance policy held by the Manitowoc ParentCo Group, Manitowoc ParentCo will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. Effective as of the Plan Split Date, Manitowoc Foodservice Group Employees and their Plan Payees will cease to be covered by the Split Retiree Welfare Plans. The Manitowoc ParentCo Group and the Split Retiree Welfare Plans will remain solely responsible for all claims incurred by Manitowoc ParentCo Employees and Former Manitowoc ParentCo Employees and their Plan Payees, whether incurred before, on, or after the Plan Split Date.
(b)    Effective as of the Plan Split Date, Manitowoc Foodservice or a member of the Manitowoc Foodservice Group will establish certain other welfare benefit plans (such plans, the “Manitowoc Foodservice Spinoff Welfare Plans”) with terms and features (including benefit coverage options, employer contribution provisions and retiree medical coverage) that are substantially similar to one of the Manitowoc ParentCo Group Employee Benefit Plans listed on Schedule 5.1(b) (such Manitowoc ParentCo Group Employee Benefit Plans, the “Split Welfare Plans”) such that (for the avoidance of doubt) each Split Welfare Plan is substantially replicated by a Manitowoc Foodservice Spinoff Welfare Plan, except as otherwise provided on Schedule 5.1(b). From and after the Plan Split Date or Applicable Transfer Date, Manitowoc Foodservice will cause each Manitowoc Foodservice Spinoff Welfare Plan to cover those Manitowoc Foodservice Group Employees and their Plan Payees who immediately prior to the Plan Split Date or Applicable Transfer Date were participating in, or entitled to present or future benefits under, the corresponding Split Welfare Plan, except as otherwise provided in the Transition Services Agreement. With respect to any severance benefits owed to any (i) Manitowoc ParentCo Group Employee or any Former Manitowoc ParentCo Business Employee as a result of a termination of employment occurring before, on or after the Plan Split Date or (ii) Manitowoc Foodservice Group Employee or Former Foodservice Business Employee as a result of a termination of employment occurring prior to the Plan Split Date (the “Retained Severance Benefits”), the Manitowoc ParentCo Group and the applicable Manitowoc ParentCo Group Welfare Plans (including the Split Welfare Plans) will be solely responsible for all such Retained Severance Benefits. The Manitowoc Foodservice Group and the Manitowoc Foodservice Spinoff Welfare Plans will be solely responsible for all claims incurred by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees and their Plan Payees under the Manitowoc Foodservice Spinoff Welfare Plans and Split Welfare Plans (except with respect to Retained Severance Benefits or as otherwise provided in the Transition Services Agreement) (“Manitowoc Foodservice Welfare Claims”) on and after the Plan Split Date or Applicable Transfer Date. Effective as of the Plan Split Date or Applicable Transfer Date, Manitowoc ParentCo will cause Manitowoc Foodservice Group Employees and their Plan Payees to cease to be covered by the Manitowoc ParentCo Group Welfare Plans (including the Split Welfare Plans), except as otherwise provided in the Transition Services Agreement. The Manitowoc ParentCo Group and the Manitowoc ParentCo Group Welfare Plans will remain solely responsible for all claims incurred by Manitowoc ParentCo Group Employees and Former Manitowoc ParentCo Business Employees and their Plan Payees, whether incurred before, on, or after the Plan Split Date.
(c)    For purposes of this Section 5.1, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).
5.2    Continuation of Elections.
(a)    As of or prior to the Plan Split Date, Manitowoc Foodservice will cause the Manitowoc Foodservice Spinoff Retiree Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to Former Foodservice Business Employees prior to the

Plan Split Date under the corresponding Split Retiree Welfare Plan, to the extent such elections and designations and orders are applicable to such Split Retiree Welfare Plan, and will continue to apply and maintain in force comparable elections and designations and orders under the Manitowoc Foodservice Spinoff Retiree Welfare Plans for the remainder of the period or periods for which such elections or designations are by their terms effective.
(b)    As of the Plan Split Date, or Applicable Transfer Date, Manitowoc Foodservice will cause the Manitowoc Foodservice Spinoff Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees prior to the Plan Split Date, or Applicable Transfer Date, under the corresponding Split Welfare Plan, to the extent such elections and designations and orders are applicable to such Split Welfare Plan, and apply and maintain in force comparable elections and designations and orders under the Manitowoc Foodservice Spinoff Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.
5.3    Deductibles and Other Cost-Sharing Provisions.
(a)    As of the Plan Split Date, Manitowoc Foodservice has caused the Manitowoc Foodservice Spinoff Retiree Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees under the corresponding Split Retiree Welfare Plan during the plan year in which the Plan Split Date occurs, and the Manitowoc Foodservice Spinoff Retiree Welfare Plans have not imposed any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Retiree Welfare Plan prior to the Plan Split Date.
(b)    As of the Plan Split Date, or Applicable Transfer Date, Manitowoc Foodservice will cause the Manitowoc Foodservice Spinoff Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to Manitowoc Foodservice Group Employees and Former Foodservice Business Employees under the corresponding Split Welfare Plan during the plan year in which the Distribution or Applicable Transfer Date occurs, and the Manitowoc Foodservice Spinoff Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Welfare Plan prior to the Plan Split Date or Applicable Transfer Date.
5.4    Flexible Spending Account Treatment. The Manitowoc ParentCo Group and the portion of a Split Welfare Plan that consists of medical and dependent care flexible spending accounts (the “Manitowoc ParentCo Flexible Account Plan”) shall be solely responsible for any liabilities for reimbursement of medical and dependent care claims (“Flexible Spending Claims”) that are (i) incurred under the Manitowoc ParentCo Flexible Account Plan prior to the Plan Split Date or Applicable Transfer Date by Manitowoc Foodservice Group Employees or (ii) incurred under the

Manitowoc ParentCo Flexible Account Plan prior to, on or after the Plan Split Date or Applicable Transfer Date by Former Foodservice Business Employees. The Manitowoc Foodservice Group and the portion of a Manitowoc Foodservice Spinoff Welfare Plan that consists of medical and dependent care flexible spending accounts (the “Manitowoc Foodservice Flexible Account Plan”) shall be solely responsible for any liabilities for Flexible Spending Claims incurred on or after the Plan Split Date or Applicable Transfer Date by Manitowoc Foodservice Group Employees. The applicable Manitowoc Foodservice Flexible Account Plan will, as required under Section 5.2, give effect to the elections of Manitowoc Foodservice Group Employees that were in effect under the corresponding Split Welfare Plan as of the Plan Split Date or Applicable Transfer Date.
5.5    Workers’ Compensation. The Manitowoc ParentCo Group will be solely responsible for all United States (including its territories) workers’ compensation claims of Manitowoc ParentCo Group Employees and Former Manitowoc ParentCo Business Employees, regardless of when the Workers’ Compensation Events to which such claims relate occur. The Manitowoc ParentCo Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of Manitowoc Foodservice Group Employees and Former Foodservice Business Employees with respect to Workers’ Compensation Events occurring before the Manitowoc Foodservice Employment Date or Applicable Transfer Date (“Manitowoc Foodservice Workers’ Compensation Claims”), subject to the prior consent of Manitowoc Foodservice, which consent shall not be unreasonably withheld. The consent described in the immediately preceding sentence will be evidenced in writing with respect to any decision relating to (a) the settlement of a Manitowoc Foodservice Workers’ Compensation Claim, (b) the designation of a condition as reimbursable, or (c) the administration of ongoing litigation. Manitowoc Foodservice will, and will cause any other member of the Manitowoc Foodservice Group (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless Manitowoc ParentCo and each member of the Manitowoc ParentCo Group and each of their respective successors and assigns from and against any and all damages incurred by Manitowoc ParentCo arising out of or in connection with a Manitowoc Foodservice Workers’ Compensation Claim, whether such damages arise or accrue prior to, on or following the Manitowoc Foodservice Employment Date, but only to the extent such damages are not payable under an insurance policy (other than self insurance) held by the Manitowoc ParentCo Group. To the extent any such damages are payable under an insurance policy held by the Manitowoc ParentCo Group, Manitowoc ParentCo will take all commercially reasonable actions necessary to obtain payment of such damages under the applicable insurance policy. The Manitowoc Foodservice Group will be solely responsible for all workers’ compensation claims of Manitowoc Foodservice Group Employees with respect to Workers’ Compensation Events occurring on or after the Manitowoc Foodservice Employment Date. Notwithstanding anything to the contrary in the foregoing, Manitowoc Foodservice shall assume or indemnify Manitowoc ParentCo against a portion of the letter of credit collateral obligation to the State of Wisconsin incurred by Manitowoc ParentCo in connection with the Wisconsin self-insured workers' compensation program in which Manitowoc ParentCo participates. The portion of such obligation that Manitowoc Foodservice assumes or indemnifies Manitowoc ParentCo against shall be determined on the basis of actuarial projections prepared by Manitowoc ParentCo's actuarial firm, as consented to by Manitowoc Foodservice, provided that such consent shall not be unreasonably withheld.

5.6    COBRA. Effective as of the Plan Split Date or Applicable Transfer Date, Manitowoc Foodservice or a member of the Manitowoc Foodservice Group will assume or will cause the Manitowoc Foodservice Spinoff Welfare Plans to assume sole responsibility for compliance with COBRA after the Plan Split Date or Applicable Transfer Date for all Manitowoc Foodservice Group Employees, Former Foodservice Business Employees and their “qualified beneficiaries” for whom a “qualifying event” occurs before, on or after the Plan Split Date or the Applicable Transfer Date. Manitowoc ParentCo, the Manitowoc ParentCo Group, or a Split Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Plan Split Date or Applicable Transfer Date for Manitowoc ParentCo Group Employees, Former Manitowoc ParentCo Business Employees and their “qualified beneficiaries.” The terms “qualified beneficiaries” and “qualifying event” will have the meanings given to them under Code Section 4980B and ERISA Sections 601-608. For the avoidance of doubt, Section 5.1(b) will govern whether the Manitowoc Foodservice Spinoff Welfare Plans or Split Welfare Plans are responsible for claims incurred by Manitowoc Foodservice Group Employees, Former Foodservice Business Employees, or their qualified beneficiaries, while receiving continuation coverage under COBRA.
ARTICLE 6
NONQUALIFIED DEFERRED COMPENSATION PLANS
6.1    Kysor SERPs. Effective on or prior to the Distribution Date, Manitowoc ParentCo shall (or shall cause its Affiliates to) assign, and Manitowoc Foodservice will assume, each Supplemental Executive Retirement Plan sponsored by Kysor Industrial Corporation, the Supplemental Executive Retirement Plan established for the benefit of Emanuele Lanzani (collectively, the “Foodservice SERPs”) and any related trust or similar funding arrangement dedicated to such Foodservice SERPs. Following such assignment and assumption, Manitowoc Foodservice shall be solely responsible for, and Manitowoc ParentCo shall have no obligation with respect to, benefits payable under such Foodservice SERPs.
6.2    Supplemental Executive Retirement Plan. On or prior to the Distribution Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group shall establish and adopt a supplemental executive retirement plan (the “Manitowoc Foodservice SERP”) to provide each Manitowoc Foodservice Group Employee who was a participant in the Manitowoc ParentCo Supplemental Executive Retirement Plan (the “Manitowoc ParentCo SERP”) as of immediately prior to the Distribution Date (the “Manitowoc Foodservice SERP Beneficiaries”) benefits accrued in respect of service with, and compensation from, Manitowoc ParentCo and Manitowoc Foodservice through the Distribution Date. After the Distribution Date, the Manitowoc Foodservice SERP shall provide benefits to Manitowoc Foodservice SERP Beneficiaries who were participants in the Manitowoc ParentCo SERP as of immediately prior to the Distribution Date that are substantially similar in form, timing and amount to those to which such Manitowoc Foodservice SERP Beneficiary would have been entitled to under the Manitowoc ParentCo SERP had such person’s employment with Manitowoc ParentCo or its Affiliates continued without interruption during the period of such person’s employment with Manitowoc Foodservice or its Affiliates. As of the Distribution Date, the Manitowoc Foodservice Group Employees shall no longer participate in the Manitowoc ParentCo SERP and shall instead be eligible to participate in the Manitowoc Foodservice SERP. On or prior to the Distribution Date, Manitowoc ParentCo shall pay to

Manitowoc Foodservice an amount equal to the benefit accrued under the Manitowoc ParentCo SERP as of the Distribution Date with respect to the Manitowoc Foodservice SERP Beneficiaries.
6.3    Deferred Compensation Plan.
(a)    On or prior to the Distribution Date, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group shall establish and adopt deferred compensation plans for its key employees and directors (the “Manitowoc Foodservice Deferred Compensation Plan”) to provide each Manitowoc Foodservice Group Employee who was a participant in the Manitowoc ParentCo Deferred Compensation Plan (the “Manitowoc ParentCo DCP”) as of immediately prior to the Distribution Date (the “Manitowoc Foodservice Deferred Compensation Beneficiaries”) benefits accrued in respect of service and compensation following the Distribution Date substantially similar to those accrued with respect to such person under the Manitowoc ParentCo DCP as of immediately prior to the Distribution Date. As of the Distribution Date, the Manitowoc Foodservice Group Employees shall no longer participate in the Manitowoc ParentCo DCP.
(b)    The liabilities in respect of Manitowoc Foodservice Deferred Compensation Beneficiaries under the Manitowoc ParentCo DCP shall be assumed by the member of the Manitowoc Foodservice Group which sponsors the Manitowoc Foodservice Deferred Compensation Plan, effective as of the Effective Time; provided that such liabilities in respect of each such Manitowoc Foodservice Deferred Compensation Beneficiary who is a Delayed Transfer Employee shall be assumed by such member of the Manitowoc Foodservice Group effective as of close of business on the Applicable Transfer Date. Manitowoc ParentCo shall have sole responsibility for the administration of the Manitowoc ParentCo DCP and the payment of benefits thereunder to or on behalf of Manitowoc ParentCo Group Employees, and no member of the Manitowoc Foodservice Group shall have any liability or responsibility therefor. Manitowoc Foodservice Group shall have sole responsibility for the administration of the Manitowoc Foodservice Deferred Compensation Plan and the payment of benefits thereunder to or on behalf of Manitowoc Foodservice Group Employees and Former Foodservice Business Employees, and no member of the Manitowoc ParentCo Group shall have any liability or responsibility therefor.
(c)    Each share unit relating to Manitowoc ParentCo Common Stock credited to “Program A” of the Manitowoc ParentCo DCP and the Manitowoc Foodservice Deferred Compensation Plan (a “ParentCo Share Unit”) on the Distribution Date shall be converted into, upon the Distribution being made, an adjusted ParentCo Share Unit and an equal number of share units relating to Manitowoc Foodservice Common Stock (the “Foodservice Share Units”). The adjusted ParentCo Share Units and the Foodservice Share Units held in the Manitowoc ParentCo DCP and the Manitowoc Foodservice Deferred Compensation Plan shall continue to be subject to the same terms and conditions as apply to ParentCo Share Units immediately prior to the Effective Time.
(d)    On or prior to the Effective Time, Manitowoc Foodservice or another member of the Manitowoc Foodservice Group shall establish a rabbi trust in a form that is substantially comparable to the rabbi trust maintained by Manitowoc ParentCo with respect to the

Manitowoc Foodservice SERP and the Manitowoc ParentCo DCP in effect immediately prior to the Effective Time. In connection with the assumption of the liabilities under the Manitowoc Foodservice SERP and the Manitowoc ParentCo DCP in respect of Manitowoc Foodservice SERP Beneficiaries and Manitowoc Foodservice Deferred Compensation Beneficiaries, Manitowoc ParentCo shall (or shall cause a Manitowoc ParentCo Group entity to), as soon as reasonably practicable after the Effective Time, transfer assets from the Manitowoc ParentCo rabbi trust relating to the accrued benefit of such Manitowoc Foodservice SERP Beneficiaries under the Manitowoc ParentCo SERP and the Manitowoc ParentCo DCP accounts of such Manitowoc Foodservice Deferred Compensation Beneficiaries in an amount equal to the funded percentage of such liabilities (as determined by Manitowoc ParentCo’s actuary) as of the Effective Time to the rabbi trust established by Manitowoc Foodservice with respect to the Manitowoc Foodservice SERP and the Manitowoc Foodservice Deferred Compensation Plan as of the Effective Time.
ARTICLE 7
OTHER TRANSFERRED EMPLOYEE MATTERS
7.1    Certain Foreign National Employees. The parties recognize that certain of the U.S. Transferred Employees and possibly Other U.S. Manitowoc Foodservice Employees are in nonimmigrant visa status or have applications for lawful permanent residence pending with the relevant governmental authorities (the “Affected Foreign National Employees”). The parties further recognize that new or amended petitions with respect to such Affected Foreign National Employees may be required in certain of these cases, unless Manitowoc Foodservice is deemed the “successor-in-interest” to Manitowoc ParentCo (as such term is used in pronouncements by the U.S. Citizenship and Immigration Service (“USCIS”)) with respect to such Affected Foreign National Employees. Accordingly, Manitowoc Foodservice hereby expressly agrees to assume, and Manitowoc ParentCo hereby assigns, in each case effective as of the Manitowoc Foodservice Employment Date, all of the immigration related liabilities of the Affected Foreign National Employees (including, without limitation, any obligations, liabilities and undertakings arising from or under attestations made in each certified and still effective Labor Condition Application filed by Manitowoc ParentCo with respect to any such Affected Foreign National Employees). The parties each agree to take such actions as may reasonably be requested at and following the Manitowoc Foodservice Employment Date to document to the USCIS or such other governmental agency, as the case may be, the “successor-in-interest” relationship with respect to any Affected Foreign National Employees.
7.2    Workers’ Compensation. The U.S. Transferred Employees and Other U.S. Manitowoc Foodservice Employees will be covered under Manitowoc ParentCo’s workers’ compensation insurance until 11:59 p.m. on the day preceding the Manitowoc Foodservice Employment Date. On and after the Manitowoc Foodservice Employment Date, the U.S. Transferred Employees and Other U.S. Manitowoc Foodservice Employees will be covered under the workers’ compensation insurance of Manitowoc Foodservice.
7.3    Delayed Transfer Employees. Upon mutual agreement of Manitowoc Foodservice and Manitowoc ParentCo, any employee whose employment transfers within 6 months after the Distribution Date from the Manitowoc ParentCo Group to the Manitowoc Foodservice Group or

from the Manitowoc Foodservice Group to the Manitowoc ParentCo Group because such employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date and who was continuously employed by a member of the Manitowoc Foodservice Group or the Manitowoc ParentCo Group (as applicable) from the Distribution Date through the date such employee commences employment with a member of the Manitowoc ParentCo Group or Manitowoc Foodservice Group (as applicable) will be a “Delayed Transfer Employee”; provided that no employee of either Group who is covered by a collective bargaining agreement at the time such employee transfers to the other Group will be a Delayed Transfer Employee. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee occurs on or before the date that is 6 months after the Distribution Date.
ARTICLE 8
NON-U.S. TRANSFERRED EMPLOYEE MATTERS
8.1    Non-U.S. Transferred Employees.
(a)    Subject to Section 7.3 herein, effective as of the Manitowoc Foodservice Employment Date, Manitowoc Foodservice agrees to employ, or cause one of its applicable Affiliates to employ, the Non-U.S. Employees who accept offers of employment from the applicable Affiliate of Manitowoc Foodservice or who otherwise become employees of the applicable Affiliate of Manitowoc Foodservice by operation of law (other than any Eligible Inactive Employee). Where a transfer of employment is necessary, such transfer will be carried out in compliance with applicable transfer laws and regulations, including, without limitation, the European Union Acquired Rights Directive (as amended and as implemented from country to country from time to time) or any such similar transfer law or regulation in other countries that provides for the transfer of employment by operation of law (such transfer laws and regulations collectively, the “Transfer Laws”). Where a transfer of employment is necessary and the Transfer Laws are not applicable, Manitowoc Foodservice agrees that the employment of each Non-U.S. Employee will be transferred to Manitowoc Foodservice or one of its Affiliates by substitution of employer, three-party contract, assignment, subjective novation, or as may otherwise reasonably be required or permitted to obtain the consent of the Non-U.S. Employee to the transfer and to the extent possible without triggering the obligation to pay severance or other termination liabilities. The parties agree to cooperate fully and timely in the transition activities and also to comply (and cause their applicable Affiliates to comply) with the Transfer Laws.
(b)    In the event that, within thirty (30) days after the Manitowoc Foodservice Employment Date, a Non-U.S. Employee is found not to have transferred to Manitowoc Foodservice or its applicable Affiliate (when such transfer was contemplated by the Separation Agreement or this Agreement), then Manitowoc Foodservice, in consultation with Manitowoc ParentCo, will as soon as practicable, but in any event within ten (10) days that are business days in the relevant jurisdiction of being so requested by Manitowoc ParentCo, make or cause an Affiliate to make to each such Non-U.S. Employee an offer in writing meeting the requirements of Section 8.1(a) to employ him or her effective immediately. As of acceptance of the offer made pursuant to this Section 8.1(b), the employment of the Non-U.S. Employee will terminate with Manitowoc ParentCo or its applicable Affiliate.
(c)    If within thirty (30) days after the Manitowoc Foodservice Employment Date, any employee of Manitowoc ParentCo or any Manitowoc ParentCo Affiliate (other than a Non-U.S. Employee) is found to have transferred to Manitowoc Foodservice or one of its Affiliates (when such transfer was not contemplated by the Separation Agreement or this Agreement), (i) Manitowoc ParentCo in consultation with Manitowoc Foodservice will as soon as practicable, but in any event within ten (10) days that are business days in the relevant jurisdiction of being so requested by Manitowoc Foodservice, make or cause one of its Affiliates to make to each such person an offer in writing to employ him or her effective immediately and (ii) Manitowoc ParentCo’s offer will be for terms and conditions of employment that are substantially comparable to the corresponding provisions of the employee’s contract of employment as existing immediately prior to the Manitowoc Foodservice Employment Date. As of acceptance of the offer made pursuant to this Section 8.1(c), the employment of the employee will terminate with Manitowoc Foodservice or one of its Affiliates, as applicable.
(d)    If any Eligible Inactive Employee on a non-U.S. payroll becomes eligible to return to active work status after the Manitowoc Foodservice Employment Date and at a time when he or she would be entitled to reemployment under either applicable law or Manitowoc ParentCo’s policies and procedures in existence immediately prior to the Manitowoc Foodservice Employment Date, Manitowoc Foodservice or one of its Affiliates will immediately take such steps as may be necessary to employ the Eligible Inactive Employee. Such employment will satisfy the requirements of applicable law and Manitowoc ParentCo’s policies and procedures in existence immediately prior to the Manitowoc Foodservice Employment Date. In addition, the termination of the Eligible Inactive Employee from Manitowoc ParentCo or its Affiliate and the employment of such Eligible Inactive Employee by Manitowoc Foodservice or one of its Affiliates will, if possible, be conducted in such a manner as to avoid triggering the obligation to pay the Eligible Inactive Employee severance or other termination liabilities. Any Eligible Inactive Employee who becomes employed by Manitowoc Foodservice or one of its Affiliates pursuant to this Section 8.1(d) will be treated as a Non-U.S. Transferred Employee as of his or her date of hire with Manitowoc Foodservice or one of its Affiliates (which date of hire will be substituted for the “Manitowoc Foodservice Employment Date” as to that Non-U.S. Transferred Employee for all purposes of this Agreement).
8.2    Non-U.S. Employee Benefits.
(a)    Manitowoc Foodservice will, or will cause its Affiliates to, establish or maintain the Manitowoc Foodservice Non-U.S. Plans and such other employee benefit plans outside of the United States as may be required by applicable law and Section 8.1(a).
(b)    As of 11:59 p.m. on the day preceding the Plan Split Date (or such later date as provided in Schedule 8.2 or in subsequent written agreements between the parties for the adoption of the Manitowoc Foodservice Non-U.S. Plan of the same type), Manitowoc ParentCo and/or its Affiliates will cease all responsibility or liability with respect to coverage for any Non-U.S. Transferred Employee and any Other Non-U.S. Manitowoc Foodservice Employee under any Employee Benefit Plans maintained by Manitowoc ParentCo or any of its Affiliates. To the extent such coverages are permitted to cease under applicable law and are not continued by Manitowoc ParentCo or its Affiliates in accordance with the immediately following sentence, the coverages will so cease immediately prior to the Plan Split Date. To the extent (i) such coverages are required to continue on or beyond said applicable date under applicable law or (ii) Manitowoc ParentCo and Manitowoc Foodservice agree in writing that any such coverages will continue after said applicable date for other purposes not inconsistent with applicable law, Manitowoc ParentCo and/or its Affiliates will continue to provide coverage for any Non-U.S. Transferred Employee and any Other Non-U.S. Manitowoc Foodservice Employee under any benefit plans, programs or policies maintained by Manitowoc ParentCo or any of its Affiliates on and after the aforesaid date to the extent so required or agreed, and Manitowoc Foodservice and its Affiliates will indemnify Manitowoc ParentCo and its Affiliates and reimburse them for any and all expenses (as defined in Section 8.2(a) above) incurred under such plans in respect of such continuation of coverage on and after the aforesaid date. Reimbursement under this Section 8.2(b) will be made within thirty (30) days after Manitowoc Foodservice or its applicable Affiliate receives from Manitowoc ParentCo or its applicable Affiliate an itemized statement setting forth the types and amounts of such expenses. Schedule 8.2 sets forth the Manitowoc ParentCo Non-U.S. Plans, if any, in which Non-U.S. Transferred Employees and any Other Non-U.S. Manitowoc Foodservice Employees will continue to participate on and after the Plan Split Date or such other applicable date, as well as the anticipated date on which their participation in such plans will cease.
(c)    During the period from the Manitowoc Foodservice Employment Date through 11:59 p.m. on the day preceding the Plan Split Date, Manitowoc Foodservice will assume and fulfill, and will cause its Affiliates to assume and fulfill, in a timely manner, all of the accrued obligations and liabilities relating to the vacation, annual leave, and holiday policies (collectively, “Paid Leave Days”) of Manitowoc ParentCo and its Affiliates immediately prior to the Plan Split Date with regard to Non-U.S. Transferred Employees and any Other Non-U.S. Manitowoc Foodservice Employees, including allowing Non-U.S. Transferred Employees and Other Non-U.S. Manitowoc Foodservice Employees to use and be paid for their accrued but unused Paid Leave Days. On and after the Plan Split Date and subject to Section 8.3 below and the requirements of applicable law, Non-U.S. Transferred Employees and Other Non-U.S. Manitowoc Foodservice Employees will be entitled to accrue and use Paid Leave Days only in accordance with the policies and procedures of Manitowoc Foodservice or its Affiliates applicable to similarly situated employees.
8.3    Service Credit. Without limiting anything in Section 8.1 above and consistent therewith, Manitowoc Foodservice and its Affiliates will provide each Non-U.S. Transferred Employee with full credit for service recognized by Manitowoc ParentCo and its Affiliates for all purposes (but not for any defined benefit pension plan or retiree medical plan purpose unless either a plan-to-plan transfer of assets and liabilities has occurred or applicable law requires the recognition of such service); provided that in no event will Manitowoc Foodservice or any of its Affiliates be required to provide any service credit to any Non-U.S. Transferred Employee to the extent Manitowoc Foodservice or its applicable Affiliate determines in its discretion that the provision of such credit would result in any duplication of benefits or unusual or unintended increase in benefits. To the extent that a Non-U.S. Transferred Employee is paid severance as a result of his transfer of employment to Manitowoc Foodservice or one of its Affiliates, and to the extent permitted by applicable law, neither Manitowoc Foodservice nor its applicable Affiliate will be required to provide that Non-U.S. Transferred Employee with full credit for service recognized by Manitowoc ParentCo or Manitowoc ParentCo’s Affiliate, for purposes of any future severance or severance-like payments.
8.4    Immigration and Visa Matters. Where legally permissible and unless the parties agree otherwise, Manitowoc Foodservice or one of its Affiliates will assume, in each case effective as of the Manitowoc Foodservice Employment Date, any work permits, visas or other immigration documents relating to any Non-U.S. Transferred Employee. The employing entity of the Non-U.S. Transferred Employee will be solely responsible for the costs associated with the transfer of these documents, including, if necessary, the costs of third-party attorneys or consultants. Where permitted by law and/or applicable regulation, Manitowoc ParentCo will assign to Manitowoc Foodservice or one of its Affiliates, and will cause its applicable Affiliate to assign to Manitowoc Foodservice or one of its Affiliates, in each case effective as of the Manitowoc Foodservice Employment Date, such work permits, visas or other immigration documents and all immigration-related liabilities.
ARTICLE 9
EQUITY AWARDS AND INCENTIVE COMPENSATION
9.1    Outstanding ParentCo Equity Compensation Awards.
(a)    Each Manitowoc ParentCo Equity Compensation Award that is outstanding as of the Distribution will be adjusted as described below, so that each holder of a Manitowoc ParentCo Equity Compensation Award will hold adjusted equity awards comprised of a Manitowoc Foodservice Equity Compensation Award and a Cranes Equity Compensation Award unless otherwise provided in this Section 9.1(a); provided that, effective immediately prior to the Distribution, the Manitowoc ParentCo Compensation Committee may provide for different adjustments with respect to some or all of a holder’s Manitowoc ParentCo Equity Compensation Awards. For greater certainty, any adjustments made by the Manitowoc ParentCo Compensation Committee will be deemed incorporated by reference herein as if fully set forth below and will be binding on the parties hereto and their respective subsidiaries.
(i)    Each Manitowoc ParentCo Stock Option generally will be adjusted in the manner described below, effective as of the Distribution Date and immediately prior to the Distribution, so that immediately following the Distribution each Manitowoc ParentCo Stock Option holder will hold Cranes Stock Options and Manitowoc Foodservice Stock Options in lieu of the Manitowoc ParentCo Stock Options previously held. The following procedure will generally be applied to each Manitowoc ParentCo Stock Option with the same grant date and exercise price held by each Manitowoc ParentCo Stock Option holder as of the Distribution Date:
(1)    The Cranes Stock Option will have an exercise price equal to the applicable Cranes Price. The number of Cranes Stock Options will equal the number of Manitowoc ParentCo Stock Options to which they relate. Such Cranes Stock Options will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Stock Options to which they relate.
(2)    The Manitowoc Foodservice Stock Option will have an exercise price equal to the applicable Manitowoc Foodservice Price. The number of Manitowoc Foodservice Stock Options will equal the number of Manitowoc ParentCo Stock Options. Such Manitowoc Foodservice Stock Options will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Stock Options to which they relate.
(ii)    With respect to Manitowoc ParentCo Restricted Shares, Manitowoc ParentCo Time-Based RSUs and Manitowoc ParentCo Performance Shares:
(1)    Each holder of Manitowoc ParentCo Restricted Shares will generally receive from Manitowoc Foodservice, as of the time of the Distribution Date and immediately prior to the Distribution, Manitowoc Foodservice Restricted Shares determined in the same manner as for other shareholders of Manitowoc ParentCo Common Stock. Such Manitowoc Foodservice Restricted Shares will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Restricted Shares to which they relate (including the right to receive dividends or other distributions). Each Manitowoc ParentCo Restricted Share will continue to be one Cranes Restricted Share which will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Restricted Shares to which it relates.
(2)    Each holder of Manitowoc ParentCo Time-Based RSUs will generally receive from Manitowoc Foodservice, as of the time of the Distribution Date and immediately prior to the Distribution, Manitowoc Foodservice Time-Based RSUs, determined in the same manner as for shareholders of Manitowoc ParentCo Common Stock. All Manitowoc Foodservice Time-Based RSUs will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Time-Based RSUs to which they relate. Each Manitowoc ParentCo Time-Based RSU will continue to be a Cranes Time-Based RSU which will be subject to the same vesting requirements and dates and other terms and conditions as the Manitowoc ParentCo Time-Based RSU to which it relates.
(3)    All Manitowoc ParentCo Performance Share awards for which the performance period has ended on or prior to the Distribution Date will be earned or forfeited based on the achievement of the applicable performance objectives as of the end of such performance period and will have been settled (or will be deemed to have been settled for purposes of determining the amount and type of equity received by the award holders in connection with the Distribution) in unrestricted shares of Manitowoc ParentCo Common Stock prior to the Distribution Date. The determination of whether any portion of the Manitowoc ParentCo Performance Shares has been earned based on the achievement of the applicable performance objectives will be made by the Manitowoc ParentCo Compensation Committee in accordance with the applicable Manitowoc ParentCo LTIP.
(4)    All Manitowoc ParentCo Performance Share awards for which the performance period has not ended on or prior to the Distribution Date will be earned at the target performance level and will be converted immediately prior to the Distribution into a number of Manitowoc ParentCo Time-Based RSUs equal to the target number of Manitowoc ParentCo Performance Shares subject to the award, without pro ration for the partial performance period. Such Manitowoc ParentCo Time-Based RSUs shall be adjusted in accordance with Section 9.1(a)(ii)(2), and shall remain subject to a requirement of continued service until the end of the original performance period, subject to earlier vesting upon death, disability, an involuntary termination without cause or a voluntary termination with good reason, in each case to the extent provided in the applicable award agreement.
(b)    In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to Manitowoc ParentCo, then (i) any accelerated vesting and/or exercisability applicable to Cranes Equity Compensation Awards held by Cranes Employees and Former Cranes Business Employees shall apply to the Manitowoc Foodservice Equity Compensation Awards then held by such individuals, subject to any “double trigger” or similar requirement in the applicable equity incentive plan or award agreement, and (ii) any accelerated vesting and/or exercisability applicable to Cranes Equity Compensation Awards then held by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees shall apply, subject to any “double trigger” or similar requirement in the applicable equity incentive plan or award agreement. In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to Manitowoc Foodservice, then (x) any accelerated vesting and/or exercisability applicable to Manitowoc Foodservice Equity Compensation Awards held by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees

shall apply to the Cranes Equity Compensation Awards then held by such individuals, subject to any “double trigger” or similar requirement in the applicable equity incentive plan or award agreement, and (y) any accelerated vesting and/or exercisability applicable to Manitowoc Foodservice Equity Compensation Awards then held by Manitowoc ParentCo Group Employees and Former Manitowoc ParentCo Business Employees shall apply, subject to any “double trigger” or similar requirement in the applicable equity incentive plan or award agreement. Notwithstanding the foregoing, this Section 9.1(b) will not apply to the extent that it would cause adverse tax consequences under Code Section 409A.
(c)    Prior to the Distribution Date, Manitowoc Foodservice will establish an equity compensation plan (subject to approval by the Manitowoc Foodservice Board of Directors or the Compensation Committee thereof), so that upon the Distribution, Manitowoc Foodservice will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the corresponding Manitowoc ParentCo Equity Compensation Awards. From and after the Distribution Date, each Manitowoc Foodservice Equity Compensation Award will be subject to the terms of the Manitowoc Foodservice equity compensation plan, the award agreement governing such Manitowoc Foodservice Equity Compensation Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, Manitowoc Foodservice will retain, pay, perform, fulfill and discharge all liabilities arising out of or relating to the Manitowoc Foodservice Equity Compensation Awards. Manitowoc ParentCo will retain, pay, perform, fulfill and discharge all liabilities arising out of or relating to the Cranes Equity Compensation Awards.
(d)    In all events, the adjustments provided for in this Section 9.1 will be made in a manner that, as determined by Manitowoc ParentCo, avoids adverse tax consequences to holders under Code Section 409A.
9.2    Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Agreement, (a) to the extent any of the provisions in this Article 9 (or any equity award described herein) do not conform with applicable non-U.S. laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (b) the provisions of this Article 9 may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article 9 to awards subject to non-U.S. laws.
9.3    Tax Withholding and Reporting.
(a)    Except as otherwise required by applicable non-U.S. law, the appropriate member of the Manitowoc ParentCo Group will be responsible for all income and payroll taxes, withholding and reporting with respect to Cranes Equity Compensation Awards and Manitowoc Foodservice Equity Compensation Awards held by Manitowoc ParentCo Employees and Former Cranes Business Employees. Except as otherwise required by applicable non-U.S. law, the appropriate member of the Manitowoc Foodservice Group will be responsible for all income and payroll taxes, withholding and reporting with respect to

Cranes Equity Compensation Awards and Manitowoc Foodservice Equity Compensation Awards held by Manitowoc Foodservice Group Employees and Former Foodservice Business Employees. Manitowoc ParentCo and Manitowoc Foodservice hereby designate the other party as an agent for withholding pursuant to IRS Revenue Procedure 70-6 and to accept such designation to effectuate the intent of this Section 9.3(a). Manitowoc ParentCo or Manitowoc Foodservice, as applicable, shall facilitate performance by the other party to this Agreement (each a “Party”) of its obligations hereunder by promptly remitting amounts or shares withheld in conjunction with a transfer of shares or cash, either (as mutually agreed by the Parties) directly to the applicable taxing authority or to the other Party for remittance to such taxing authority. The Parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner. Manitowoc ParentCo and Manitowoc Foodservice shall, to the extent practicable, (i) treat Manitowoc Foodservice as a “successor employer” and Manitowoc ParentCo as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each Manitowoc Foodservice Group Employee for the year in which the Manitowoc Foodservice Employment Date for such Manitowoc Foodservice Group Employee occurs. The obligations to cooperate and support the other in respect of such tax withholding and remittance shall not continue beyond the termination or expiration of such or similar transition services under the Transition Services Agreement.
(b)    If Manitowoc ParentCo or Manitowoc Foodservice determines in its reasonable judgment that any action required under this Article 9 will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of Manitowoc ParentCo or Manitowoc Foodservice, as applicable, Manitowoc ParentCo and Manitowoc Foodservice will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.
9.4    Employment Treatment.
(a)    Continuous employment with the Manitowoc Foodservice Group and the Cranes Group following the Distribution Date will be deemed to be continuing service for purposes of vesting and exercisability for the Manitowoc Foodservice Equity Compensation Awards and the Cranes Equity Compensation Awards. However, in the event that a Manitowoc Foodservice Group Employee terminates employment after the Distribution Date and becomes employed by the Cranes Group, for purposes of Article 9, the Manitowoc Foodservice Group Employee will be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made will apply. Similarly, in the event that a Cranes Employee terminates employment after the Distribution Date and becomes employed by the Manitowoc Foodservice Group, for purposes of Article

9, the Cranes Employee will be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article 9 only, if an individual is a Delayed Transfer Employee, such individual will not be considered to have terminated on his or her Applicable Transfer Date. In addition, a non-employee member of the board of directors of Manitowoc ParentCo or Manitowoc Foodservice will be treated in a similar manner to that described in this Section 9.4(a).
(b)     If, after the Distribution Date, Manitowoc ParentCo or Manitowoc Foodservice identifies an administrative error in: the individuals identified as holding Cranes Equity Compensation Awards and Manitowoc Foodservice Equity Compensation Awards; the amount of such awards so held; the vesting level of such awards; or any other error; then Manitowoc ParentCo and Manitowoc Foodservice will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and Manitowoc ParentCo and Manitowoc Foodservice in the position in which they would have been had the error not occurred.
9.5    Payment of Option Exercise Prices. Upon the exercise of a Cranes Stock Option or a Manitowoc Foodservice Stock Option, the exercise price of such stock option will be remitted in cash by the option administrator to the issuer of the option (the appropriate member of the Manitowoc ParentCo Group or the Manitowoc Foodservice Group, as applicable) and the applicable withholding taxes will be remitted in cash by the option administrator to the entity (the appropriate department at the appropriate entity within the Manitowoc ParentCo Group or the Manitowoc Foodservice Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to the option pursuant to Section 9.3. Upon vesting or payment, as applicable, of restricted shares, restricted stock units, performance shares or deferred shares, the applicable withholding will be remitted in cash by the administrator to the entity (the appropriate member of the Manitowoc ParentCo Group or the Manitowoc Foodservice Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to such awards pursuant to Section 9.3. To the extent necessary to provide the withholding amount in cash to the entity responsible for payroll taxes, withholding, and reporting, the issuer of the applicable award will provide the withholding amount in cash. Notwithstanding the foregoing, the method of remittance of the exercise price of any stock option or any applicable withholding taxes may vary for legal or administrative reasons.
9.6    Dividends/Dividend Equivalents. With respect to dividends on Manitowoc Foodservice Restricted Shares or dividend equivalents on Manitowoc Foodservice Time-Based RSUs payable by Manitowoc Foodservice to Manitowoc ParentCo Group employees or service providers (including former Manitowoc Parent Group employees or service providers who did not become Manitowoc Foodservice Group employees or service providers), Manitowoc Foodservice will make such payments to Manitowoc ParentCo, and Manitowoc ParentCo, as an agent for Manitowoc Foodservice, will make such payments to such Manitowoc ParentCo employee or service provider and will be responsible for any applicable payroll taxes, withholding and reporting in accordance with Section 9.3(a). With respect to dividends on Cranes Restricted Shares or dividend equivalents on Cranes Time-Based RSUs payable by Manitowoc ParentCo to Manitowoc Foodservice Group employees or service providers (including former Manitowoc Foodservice

Group employees or service providers), Manitowoc ParentCo will make such payments to Manitowoc Foodservice, and Manitowoc Foodservice, as an agent for Manitowoc ParentCo, will make such payments to such Manitowoc Foodservice Group employees or service providers and will be responsible for payroll taxes, withholding and reporting in accordance with Section 9.3(a).
9.7    Equity Award Administration. Manitowoc Foodservice and Manitowoc ParentCo agree that Charles Schwab will be the administrator and recordkeeper for the Manitowoc Foodservice and Cranes Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, unless the parties mutually agree otherwise.
9.8    Registration. Manitowoc ParentCo will register the Manitowoc Foodservice Common Stock relating to the Manitowoc Foodservice Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities laws.
9.9    Short-Term Incentive Plan. The transfer of employment of any Manitowoc ParentCo Group Employee to the Manitowoc Foodservice Group shall not be considered a termination of employment for purposes of any then-completed performance period under the Manitowoc ParentCo Short-Term Incentive Plan, and Manitowoc ParentCo will be responsible for paying any amounts to which such transferred employees become entitled under such Short-Term Incentive Plan.
ARTICLE 10
OTHER EMPLOYMENT MATTERS
10.1    Notification of Organizing Activity. Each party agrees to provide the other, to the extent permitted by applicable law, with prompt notice of and information about any effort by any union to organize any of its employees at any facility or property shared by Manitowoc Foodservice or one of its Affiliates with Manitowoc ParentCo. Such obligation will cease on the date Manitowoc Foodservice or its Affiliate and Manitowoc ParentCo no longer share the facility or property.
10.2    Contractors. As of the Manitowoc Foodservice Employment Date, in each country and where legally permissible, Manitowoc ParentCo or its applicable Affiliate will assign to Manitowoc Foodservice or its applicable Affiliate the engagements of Transferred Contractors and Manitowoc Foodservice or its applicable Affiliate will accept such assignments. Where not legally permissible to assign such engagements, Manitowoc ParentCo or its applicable Affiliate will terminate the engagements of each Transferred Contractor as of the applicable Manitowoc Foodservice Employment Date, and immediately thereafter Manitowoc Foodservice or its applicable Affiliate will offer to engage such Transferred Contractor.
10.3    Expatriates. Manitowoc Foodservice will assume and honor, or will cause its applicable Affiliate to assume and honor, any agreements, obligations and liabilities relating to any Transferred Employee who is an expatriate, including, without limitation, agreements, obligations and liabilities relating to repatriation, relocation, equalization of taxes and living standards in the host country. For purposes of this Section 10.3, the term “expatriate” will refer to any employee who was hired in one country by Manitowoc ParentCo or one of its Affiliates, designated as an expatriate, and sent to work in another country on a temporary basis.

10.4    Shared Employee Contracts.
(a)    At the written request of Manitowoc Foodservice, Manitowoc ParentCo will, and will cause other members of the Manitowoc ParentCo Group to, to the extent permitted by the applicable Manitowoc ParentCo Shared Employee Contract and applicable law, make available to Manitowoc Foodservice or applicable members of the Manitowoc Foodservice Group the benefits and rights under the Manitowoc ParentCo Shared Employee Contracts, including, but not limited to, the investigation, prosecution, and/or defense of litigation to enforce a Manitowoc ParentCo Shared Employee Contract on behalf of Manitowoc Foodservice, which are substantially comparable to the benefits and rights enjoyed by the Manitowoc ParentCo Group under each Manitowoc ParentCo Shared Employee Contract for which such request is made by Manitowoc Foodservice to the extent such benefits and rights relate to the Transferred Businesses; provided that the applicable members of the Manitowoc Foodservice Group will assume and discharge (or promptly reimburse Manitowoc ParentCo for) the obligations and liabilities under the relevant Manitowoc ParentCo Shared Employee Contracts associated with the benefits and rights so made available to them.
(b)    At the written request of Manitowoc ParentCo, Manitowoc Foodservice will, and will cause other members of the Manitowoc Foodservice Group to, to the extent permitted by the applicable Manitowoc Foodservice Shared Employee Contract and applicable law, make available to Manitowoc ParentCo or applicable members of the Manitowoc ParentCo Group the benefits and rights under the Manitowoc Foodservice Shared Employee Contracts, including, but not limited to, the investigation, prosecution, and/or defense of litigation to enforce a Manitowoc Foodservice Shared Employee Contract on behalf of the Manitowoc ParentCo Group, which are substantially comparable to the benefits and rights enjoyed by the Manitowoc Foodservice Group under each Manitowoc Foodservice Shared Employee Contract for which such request is made by Manitowoc ParentCo, to the extent such benefits and rights relate to the Manitowoc ParentCo Business; provided that the applicable members of the Manitowoc ParentCo Group will assume and discharge (or promptly reimburse Manitowoc Foodservice) the obligations and liabilities under the relevant Manitowoc Foodservice Shared Employee Contracts associated with the benefits and rights so made available to them.
10.5    Restrictions on Hiring of Current and Former Employees After Distribution Date.
(a)    For a period of twelve (12) months after the Distribution Date, to the extent permitted by applicable law, Manitowoc ParentCo and its Affiliates will not solicit for hire or hire employees of Manitowoc Foodservice or any of its Affiliates, and Manitowoc Foodservice and its Affiliates will not solicit for hire or hire employees of Manitowoc ParentCo or any of its Affiliates, unless written approval for such hiring is given by the senior Human Resources officers of Manitowoc ParentCo and of Manitowoc Foodservice prior to any offer of employment being extended either verbally or in writing; provided that such prohibition shall not apply in the case of employment transfers that the parties agree were made in error. Manitowoc ParentCo and Manitowoc Foodservice will be responsible for implementing appropriate internal procedures to ensure compliance with this Section 10.5(a).
(b)    Nothing in Section 10.5(a) will prevent Manitowoc ParentCo and its Affiliates from hiring a former employee of Manitowoc Foodservice or one of its Affiliates, or Manitowoc Foodservice and its Affiliates from hiring a former employee of Manitowoc ParentCo or one of its Affiliates (the entity engaging in such hiring will be referred to as the “Hiring Entity” and the entity for whom the employee formerly worked will be referred to as the “Former Employer”), provided that the former employee was either involuntarily terminated by the Former Employer or voluntarily terminated his or her employment prior to being contacted by or applying for employment with the Hiring Entity.
(c)    Notwithstanding anything else in Sections 10.5(a) or (b) and to the extent permitted by applicable law, for the period beginning on the Manitowoc Foodservice Employment Date and ending on the first anniversary of the Distribution Date, none of Manitowoc ParentCo, Manitowoc Foodservice or their Affiliates will solicit for employment or employ (or engage as an independent contractor or consultant) any employee who refuses a transfer of employment contemplated by Sections 2.1(a) or 8.1(a).
(d)    The provisions of this Section 10.5 of this Agreement are severable. In the event that any provision of this Section 10.5 is deemed unenforceable, a court of competent jurisdiction shall reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law. The parties agree that they desire the court to reform such provision, and therefore agree that the court will have jurisdiction to do so and that they will abide by what the court determines.
ARTICLE 11
RESPONSIBILITY FOR EMPLOYEES AND CONTRACTORS
11.1    Responsibility for Manitowoc Foodservice Group Employees. Except as expressly provided otherwise herein and subject to Section 11.7 hereof, Manitowoc Foodservice, to the exclusion of the Manitowoc ParentCo Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all employment, compensation, employee benefit, and benefit plan fiduciary liabilities relating to any U.S. Employee, U.S. Transferred Employee, Non-U.S. Employee, Non-U.S. Transferred Employee, Other U.S. Manitowoc Foodservice Employee, Other Non-U.S. Manitowoc Foodservice Employee, and future employees of Manitowoc Foodservice and its Affiliates or of the Transferred Businesses (in the case of an employee who terminated employment prior to the preparation of the initial versions of Schedules 1(a) and 1(b), such employee will be considered to have been an employee of the Transferred Businesses if he or she was employed in or provided a majority of his or her services to the Transferred Business as of the date of such termination, or if his or her claim relates exclusively to the provision of services to the Transferred Businesses, regardless of whether or to what degree he or she also provided services to other businesses) (all such employees, the “Manitowoc Foodservice Group Employees”), which arise before, on or after the Distribution Date, including, without limitation:

(a)    those arising from any claim that Manitowoc ParentCo or any of its Manitowoc ParentCo Group Affiliates is the actual employer, co-employer or joint employer of any of the Manitowoc Foodservice Group Employees;
(b)    any and all employment-related claims under any national or local law or ordinance, all as they may have been or may in the future be amended;
(c)    all liabilities relating to or arising out of any alleged failure to comply with the Transfer Laws with respect to the Manitowoc Foodservice Group Employees; and
(d)    all termination and severance liabilities; claims for lost wages, compensation, and benefits; claims for damages; claims for breach of fiduciary duty without regard to whether such claims might also be deemed to be in any sense claims for benefits; and claims for unfair or wrongful dismissal; together with all costs and expenses (including but not limited to attorneys fees) associated therewith,
(collectively, and with the other liabilities for which any member of the Manitowoc Foodservice Group is explicitly responsible under the terms of this Agreement, the “Manitowoc Foodservice Employment Liabilities”); provided that the Manitowoc ParentCo Benefit liabilities, as defined in Section 11.6(a) below, will not be Manitowoc Foodservice Employment Liabilities.
11.2    Responsibility for Manitowoc Foodservice Group Contractors. Except as expressly provided otherwise herein and subject to Section 11.7 hereof, Manitowoc Foodservice, to the exclusion of the Manitowoc ParentCo Group, will and will cause their applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all liabilities relating to any Transferred Contractor and any other past, present, and future Contractor of Manitowoc Foodservice or its Affiliates or of the Transferred Businesses (such Contractor will be considered to have been engaged by the Transferred Businesses if he or she provided a majority of his or her services to the Transferred Businesses or if his or her claim relates exclusively to the provision of services to the Transferred Businesses, regardless of whether or to what degree he or she also provided services to other businesses) (the “Manitowoc Foodservice Group Contractors”) which arise before, on or after the Effective Date, including, without limitation, all Liabilities relating to or arising out of the assignment or termination by Manitowoc ParentCo or its Affiliates of the engagements of such Manitowoc Foodservice Group Contractors (the “Manitowoc Foodservice Contractor Liabilities”).
11.3    Responsibility for Certain Corporate Function Employees. Effective at and after the Distribution Date and except as expressly provided otherwise herein or in Schedule 1 of the Separation Agreement, and subject to Section 11.7 hereof, in the case of employment, compensation, employee benefit, and benefit plan fiduciary liabilities relating to employees whose principal responsibilities were to provide corporate services to the corporation as a whole (even though their work on given projects may have benefited one business unit more than another), who are not Manitowoc Foodservice Group Employees or Manitowoc ParentCo Group Employees and whose employment terminated, such liabilities will be borne by the entity that employed such employees immediately prior to their termination of employment (“Prior Corporate Function Liabilities”).

11.4    Responsibility for Manitowoc ParentCo Group Employees. Effective at and after the Distribution Date and except as expressly provided otherwise herein or in the Transition Services Agreement, and subject to Section 11.7 hereof, Manitowoc ParentCo, to the exclusion of the Manitowoc Foodservice Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all employment, compensation, employee benefit, and benefit plan fiduciary liabilities relating to the current, former and future employees of the Manitowoc ParentCo Group business other than the Transferred Business (“the Manitowoc ParentCo Group Businesses”) and the former employees (prior to the Manitowoc Foodservice Employment Date) of Manitowoc Foodservice and its Affiliates (in the case of an employee who terminated employment prior to the preparation of the initial versions of Schedules 1(a) and 1(b), such employee will be considered to have been an employee of the Manitowoc ParentCo Group Businesses if he or she was employed in or provided a majority of his or her services to the Manitowoc ParentCo Group Businesses as of the date of such termination, or if his or her claim relates exclusively to the provision of services to the Manitowoc ParentCo Group Businesses, regardless of whether or to what degree he or she also provided services to other businesses), but excluding the Manitowoc Foodservice Group Employees (the “Manitowoc ParentCo Group Employees”), including, without limitation:
(a)    those arising from any claim that Manitowoc Foodservice or any of its Manitowoc Foodservice Group Affiliates is the actual employer, co-employer or joint employer of any of the Manitowoc ParentCo Group Employees;
(b)    any and all employment-related claims under any national or local law or ordinance, all as they may have been or may in the future be amended;
(c)    all liabilities relating to or arising out of any alleged failure to comply with the Transfer Laws with respect to the Manitowoc ParentCo Group Employees; and
(d)    all termination and severance liabilities; claims for lost wages, compensation, and benefits; claims for damages; claims for breach of fiduciary duty without regard to whether such claims might also be deemed to be in any sense claims for benefits; and claims for unfair or wrongful dismissal; together with all costs and expenses (including but not limited to attorneys fees) associated therewith,
(collectively and with the other liabilities for which any member of the Manitowoc ParentCo Group is explicitly responsible under the terms of this Agreement, the “Manitowoc ParentCo Employment Liabilities”); provided, further, that Manitowoc Foodservice Benefit Liabilities, as defined in Section 11.6(b) below, will not be Manitowoc ParentCo Employment Liabilities or Manitowoc ParentCo Benefit Liabilities.
11.5    Responsibility for Manitowoc ParentCo Group Contractors. Effective at and after the Distribution Date and except as expressly provided otherwise herein, and subject to Section 11.7 hereof, Manitowoc ParentCo, to the exclusion of the Manitowoc Foodservice Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all liabilities relating to past, present, and future Contractors of Manitowoc ParentCo or its Affiliates, other than the Manitowoc Foodservice Group Contractors (the

“Manitowoc ParentCo Group Contractors”), including, without limitation, all liabilities relating to or arising out of the assignment or termination by Manitowoc Foodservice or members of the Manitowoc Foodservice Group of the engagements of such Manitowoc ParentCo Group Contractors (the “Manitowoc ParentCo Contractor Liabilities”).
11.6    Responsibility for Certain Benefits Matters.
(a)    Notwithstanding any provision of Sections 11.1 to 11.5 of this Agreement and effective at and after the Distribution Date, and subject to Sections 11.6(b) and 11.7 hereof, Manitowoc ParentCo, to the exclusion of the Manitowoc Foodservice Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all liabilities incurred in connection with respect to legal actions for benefits under any Employee Benefit Plan of Manitowoc ParentCo or legal actions alleging breach of fiduciary duty in connection with any Employee Benefit Plan of Manitowoc ParentCo, as follows: (A) as to liabilities arising from such actions filed on or commenced before, on or after the Distribution Date that involve only pre-Distribution acts or omissions, Manitowoc ParentCo will indemnify Manitowoc Foodservice and its employees, directors, fiduciaries or agents, (B) as to liabilities arising from such actions filed on or commenced before, on or after the Distribution Date that involve pre-Distribution acts or omissions and post-Distribution acts or omissions, Manitowoc ParentCo and Manitowoc Foodservice will be responsible for their own liabilities, including those of their employees, directors, fiduciaries and agents, as to that portion of any settlement, judgment, costs and expenses resulting from such post-Distribution acts or omissions, and (C) as to liabilities arising from such actions filed on or commenced before, on or after the Distribution Date that do not involve alleged pre-Distribution acts or omissions, Manitowoc ParentCo will not indemnify Manitowoc Foodservice, nor will Manitowoc Foodservice indemnify Manitowoc ParentCo, and neither will indemnify the employees, directors, fiduciaries or agents of the other (such liabilities as are to be indemnified by Manitowoc ParentCo, “Manitowoc ParentCo Benefit Liabilities”).
(b)    Notwithstanding any provision of Sections 11.1 to 11.5 of this Agreement, and subject to Section 11.7 hereof, Manitowoc Foodservice, to the exclusion of the Manitowoc ParentCo Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all liabilities: (i) to the extent provided in Sections 11.6(a)(iii)(B) and (C) above; (ii) relating in any way to any Manitowoc Foodservice Employee Benefit Plan; (iii) arising from any post-Distribution act or omission by Manitowoc Foodservice or by an employee, director, fiduciary or agent of Manitowoc Foodservice relating in any way to any Manitowoc ParentCo Employee Benefit Plan; (iv) under Section 510 of ERISA, or otherwise, relating to the absence following the Distribution Date of a Manitowoc Foodservice U.S. or U.K. defined benefit pension plan or U.S. retiree medical plan; and (v) arising from any change in terms and conditions of employment by Manitowoc Foodservice in the terms and conditions of employment of any Manitowoc Foodservice Group Employees in comparison with their terms and conditions of employment as of the date immediately preceding their Manitowoc Foodservice Employment Date (“Manitowoc Foodservice Benefit Liabilities”).

11.7    Reimbursement and Indemnification.
(a)    Damages incurred by Manitowoc Foodservice, Manitowoc ParentCo, and/or their applicable Affiliates or their respective Employee Benefit Plans or plan fiduciaries relating to employment, compensation, employee benefit, and benefit plan fiduciary damages and liabilities will be paid to the maximum extent available under applicable insurance. In no respect shall Manitowoc Foodservice, Manitowoc ParentCo, or their Affiliates or their respective Employee Benefit Plans or plan fiduciaries be deemed to indemnify, assume, or agree to share insured losses. To the extent that any such damages are not fully indemnified or reimbursed by applicable insurance, then Manitowoc Foodservice and Manitowoc ParentCo (or the applicable Affiliates of Manitowoc Foodservice and Manitowoc ParentCo) will be responsible for payment of such amounts (including amounts within retentions, deductibles, co-insurance, retrospective premiums and amounts in excess of insurance or not covered by insurance), whether by reimbursement, indemnification or otherwise, in the proportion to and according to whether such damages relate to Manitowoc Foodservice Employment Liabilities, Manitowoc Foodservice Contractor Liabilities, Manitowoc ParentCo Employment Liabilities, Manitowoc ParentCo Contractor Liabilities, Prior Corporate Function Liabilities, Manitowoc ParentCo Benefit Liabilities, or Manitowoc Foodservice Benefit Liabilities, as set forth in this Article 11. For purpose of clarification, if pursuant to the provisions in this Article 11 Manitowoc ParentCo, to the exclusion of the Manitowoc Foodservice Group, will or will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge any liability, then Manitowoc ParentCo or its applicable Affiliate will be deemed the “Indemnifying Party” and the Manitowoc Foodservice Group will be deemed the “Indemnified Party” for purposes of Section 6.2 of the Separation Agreement in the event the Manitowoc Foodservice Group incurs any damages related to such liability. Similarly, if pursuant to the provisions in this Article 11 Manitowoc Foodservice, to the exclusion of the Manitowoc ParentCo Group, will or will cause their Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge any liability, then Manitowoc Foodservice or its applicable Affiliate will be deemed the “Indemnifying Party” and the Manitowoc ParentCo Group will be deemed the “Indemnified Party” for purposes of Section 6.1 of the Separation Agreement in the event the Manitowoc ParentCo Group incurs any damages related to such liability.
(b)    Claims for breach of this Agreement or for indemnification or reimbursement or with respect to insurance under this Agreement shall be resolved as set forth in, and shall be subject to the terms of, Article VI of the Separation Agreement. This shall in no way limit the applicability of other provisions of the Separation Agreement.
(c)    For the avoidance of doubt, it is understood and agreed that (i) Manitowoc Foodservice Employment Liabilities and Manitowoc Foodservice Contractor Liabilities will arise in connection with Manitowoc Foodservice Exclusive Litigation Matters or Shared Litigation Matters, as defined in the Separation Agreement, (ii) Manitowoc ParentCo Employment Liabilities and Manitowoc ParentCo Contractor Liabilities will arise in connection Manitowoc ParentCo Exclusive Litigation Matters or Shared Litigation Matters, as defined in the Separation Agreement, (iii) Prior Corporate Function Liabilities will arise in connection with Shared Litigation Matters, as defined in the Separation Agreement, except as provided in Schedule 1 therein, (iv) Manitowoc Foodservice Benefit Liabilities will arise in connection with Manitowoc Foodservice Exclusive Litigation Matters or Corporate Litigation Matters, as defined in the Separation Agreement, and (v) Manitowoc ParentCo Benefit Liabilities will arise in connection with Manitowoc ParentCo Exclusive Litigation Matters or Corporate Litigation Matters, as defined in the Separation Agreement.
ARTICLE 12
TERMINATION
12.1    Termination of Agreement. This Agreement will terminate automatically and without need for further action by either party in the event that the Separation Agreement is terminated in accordance with its respective terms.
12.2    Effect of Termination. Upon termination of this Agreement pursuant to this Article 12, this Agreement and the rights and obligations of the parties under this Agreement automatically end without any liability against any party or its Affiliates, except as otherwise provided in the Separation Agreement.
ARTICLE 13MISCELLANEOUS
13.1    Entire Agreement. This Agreement is an integral part of, is subject to, and is to be interpreted consistently with, the Separation Agreement, and the provisions of the Separation Agreement that do not conflict with the provisions of this Agreement are hereby incorporated by reference; in all other respects this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof. The provisions of Article 7 of the Separation Agreement not otherwise expressly covered in this Article 13 are hereby incorporated by reference into this Agreement. For purposes of this Section 13.1 only, references herein to this Agreement will include the Schedules and Exhibits to this Agreement, the employee matters section of any country’s ancillary agreement, and any annex of the Transition Services Agreement addressing Employee Matters.
13.2    Cooperation. Manitowoc ParentCo and Manitowoc Foodservice agree to, and to cause their Affiliates to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other laws and regulations which may be applicable to the matters addressed herein, and (ii) subject to applicable law, provide each other with such information reasonably requested by the other party to assist the other party in administering its Employee Benefit Plans and complying with applicable law and regulations and the terms of this Agreement.
13.3    Third Party Beneficiaries. This Agreement will not confer third-party beneficiary rights upon any Transferred Employee or any other person or entity. Nothing in this Agreement will be construed as giving to any Transferred Employee or other person any legal or equitable right against Manitowoc ParentCo, Manitowoc Foodservice or their Affiliates. This Agreement will not constitute a contract of employment and will not give any Transferred Employee a right to be retained in the employ of either Manitowoc ParentCo, Manitowoc Foodservice or any of their Affiliates, unless the Transferred Employee would otherwise have that right under applicable law. With regard to any Transferred Employee who was an employee-at-will prior to becoming a Transferred Employee, this Agreement will not be deemed to change that at-will status in any way. Furthermore, no provision in this Agreement modifies or amends or creates any employee benefit plan, program, or document (“Intended Benefit Plan”) unless this Agreement explicitly states that the provision “amends” or “creates” (or words to similar effect) that Intended Benefit Plan. This shall not prevent the parties to this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to, or a creation of, an Intended Benefit Plan, unless the provision explicitly states that such enforcement rights are being conferred. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of, an Intended Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.
13.4    Employment Records. The parties agree that on or within a reasonable time period after the Distribution Date, the party transferring employees (the “Transferor”) agrees to provide the party receiving the employees (the “Transferee”) with all employment records for the employees required to be kept under applicable law or necessary for the conduct of the Transferee’s business, provided (a) that such records will not include any records to the extent such a transfer would violate applicable law or cause the Transferor to breach any agreement with a third party, and (b) that such records are in the possession of the Transferor. The Transferor may make, at its expense, and keep copies of such records.
13.5    Not a Change in Control. The Parties acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” or a “change of control” for purposes of any benefit plan maintained by the Parties or their Affiliates.
13.6    Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are to be taken under this Agreement, or otherwise in connection with the Distribution, shall not be taken or occur, except to the extent specifically provided by Manitowoc ParentCo.
13.7    Disputes. The Parties agree to use commercially reasonable efforts to resolve in an amicable manner any and all controversies, disputes and claims between them arising out of or related in any way to this Agreement. The Parties agree that any controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or related in any way to this Agreement that cannot be amicably resolved informally will be resolved pursuant to the dispute resolution procedures set forth in Article VII of the Separation Agreement.
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IN WITNESS WHEREOF, each party has caused this Employee Matters Agreement to be executed on its behalf by a duly authorized officer effective as of the date first set forth above.

“Manitowoc ParentCo”	“Manitowoc Foodservice”
The Manitowoc Company, Inc., a Wisconsin corporation	Manitowoc Foodservice, Inc., a Delaware corporation
By:	By:
Name:	Name:
Title:	Title:

SCHEDULES

Schedule:	1(a)	Non-U.S. Employees
	1(b)	U.S. Employees
	3.1(a)	Split DB Plans
	4.1(a)	Split DC Plans
	4.3	Assumed DC Plans
	5.1(a)	Manitowoc ParentCo Retiree Welfare Plans
	5.1(b)	Manitowoc ParentCo Welfare Plans
	8.2	Non-U.S. Employee Benefit Dates